Exhibit 10.1.14
FORBEARANCE AGREEMENT
     THIS AGREEMENT is made effective as of January 30, 2009
BETWEEN:
PROTECTIVE PRODUCTS OF AMERICA, INC.
(the “Borrower”)
- and -
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”, in its capacity as Agent and Lender)
RECITALS:
A. Pursuant to a credit agreement dated as of September 21, 2004 between the Borrower (formerly Ceramic Protection Corporation) and CIBC, (as amended from time to time, and as amended and restated as of the date hereof as contemplated by Section 5 below, as the same may be further amended, supplemented, restated, replaced or otherwise modified from time to time, collectively, the “Credit Agreement”), CIBC agreed to provide certain credit facilities to the Borrower;
B. To secure the obligations of the Borrower under the Credit Agreement, the Borrower and each Material Subsidiary provided certain security in favour of CIBC, including, without limitation, guarantees from each Material Subsidiary (the “Security”);
C. The Borrower has moved its business operations from Calgary, Alberta to the United States and is seeking to obtain financing from an alternate lender, in an amount sufficient to repay all present and future indebtedness and liabilities of the Borrower and each Material Subsidiary to CIBC of any kind (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) wherever or however incurred, and any ultimate unpaid balance thereof (collectively, the “Obligations”);
D. Certain Defaults and Events of Default, as listed in Schedule “A” hereto, have occurred and are continuing under the Credit Agreement (the “Existing Defaults”); and
E. The Borrower has requested, and CIBC has agreed, notwithstanding the Existing Defaults, to forbear from exercising any of its remedies arising under the Credit Agreement, any other Document, the Security or otherwise relating to the Existing Defaults (collectively, its “Remedies”), subject to the terms and conditions of this Agreement;
          NOW THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CIBC and the Borrower hereby agree as follows:

1.	Definitions
Capitalized terms used in this Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement.
2.	Acknowledgements and Confirmations
The Borrower on behalf of itself and each Material Subsidiary hereby acknowledges, agrees and confirms to CIBC as follows:
(a)	As of January 28, 2009, the Borrower is indebted to CIBC under the Credit Agreement in the principal amount of Cdn. $6,290,948.88, together with any accrued and unpaid interest thereon, plus all fees, service charges, legal fees and expenses and other costs, and the Borrower affirms its absolute and unconditional obligation and promise to repay the Obligations to CIBC in accordance with the terms of the Credit Agreement and this Agreement;

(b)	The Existing Defaults have occurred and are continuing under the Credit Agreement, and, subject to the terms and conditions of this Agreement, CIBC is entitled to immediately exercise its Remedies;

(c)	All existing Security given to CIBC and the additional security Documents delivered pursuant to Sections 5 hereof is binding upon the Borrower and the Material Subsidiaries, and are valid and enforceable according to its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors’ rights generally and by general principles of equity;

(d)	Subject to this Agreement, CIBC has the right to terminate any further obligation to make Advances under the Credit Agreement and demand immediate repayment of the Obligations and CIBC has no obligation to make any further Advances under the Credit Agreement; and

(e)	All obligations of the Borrower and each Material Subsidiary under this Agreement are secured by the Security and guaranteed under the guarantees previously delivered by each Material Subsidiary.
3.	Forbearance
(a)	Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the other terms and conditions contained herein, and in consideration of and reliance upon, the acknowledgements, confirmations and agreements of the Borrower and each Material Subsidiary contained herein, CIBC hereby agrees that it will forbear from exercising its Remedies as a result of the existence or continuance of the Existing Defaults until the earlier of: (i) June 30, 2009; and (ii) the occurrence of any Termination Event (as hereinafter defined) (the “Forbearance Period”).

(b)	During the Forbearance Period and provided no Termination Event has occurred, CIBC agrees to make revolving loans to the Borrower in accordance with the terms and conditions of the Credit Agreement (other than any requirement that no Default or Event of Default has occurred and is continuing if the only Defaults or Events of Default that have occurred and are continuing are (i) the Existing Defaults and (ii) any Default or Event of Default arising under Section 11.1 of the Credit Agreement arising due to the failure of the Borrower to satisfy any of the financial covenants set forth in Section 10.2(a) or (b) of the Credit Agreement as of the fiscal quarter ending March 31, 2009 and June 30, 2009 (together with the Existing Defaults, the “Specified Defaults”).
4.	Termination Events
The forbearance provided under this Agreement shall terminate upon the happening of any of the following events (each a “Termination Event”):
(a)	the occurrence or continuation of any Default or Event of Default under the Credit Agreement or the Security, which is not a Specified Default;

(b)	the failure of the Borrower or any Material Subsidiary to comply with any term, condition, covenant or other obligation set out in this Agreement; and

(c)	the Borrower’s cash position, net cash income (meaning EBITDA for such period, minus the sum of (i) income taxes paid in cash during such period and (ii) interest paid in cash during such period) or EBITDA is, at the end of any fiscal month, less than that projected and shown on the line entitled “Cash, Ending Balance” of the projections attached as Schedule “B” hereto (the “Cash Projections”). Notwithstanding the foregoing, if the 2006 Income Tax Refund (as defined below) is not received prior to the end of March, 2009, the amount described on the line entitled “Cash, Ending Balance” for the aforementioned month shall be reduced by U.S. $3,000,000.
5.	Conditions to Effectiveness
The forbearance provided in Section 3 above shall not become effective unless and until CIBC has received each of the following, in form and substance satisfactory to CIBC on or before February 2, 2009:
(a)	a fully executed amended and restated Credit Agreement in the form attached at Schedule “C”, hereto;

(b)	a fully executed copy of this Agreement; and

(c)	all invoiced amounts payable pursuant to Section 7(f) of this Agreement.

6.	Remedies on Termination of Forbearance
(a)	Upon the expiration or termination of the Forbearance Period, the forbearance set forth in Section 3 above shall automatically, and without action, notice, demand or any other occurrence, expire and CIBC shall be free in its sole and absolute discretion to proceed to enforce any or all of its rights and remedies under or in respect of this Agreement, the Credit Agreement, the Security and applicable law, including without limitation, those enforcement and other rights and remedies arising as a result of the Existing Defaults, without any further notice or time for payment and each of the Borrower and Material Subsidiaries hereby waives notice thereof.

(b)	Each of the Borrower’s and Material Subsidiaries’ payment and performance obligations to CIBC pursuant to this Agreement, the Credit Agreement, the Security and the Documents shall survive the expiration or termination of the Forbearance Period.
7.	Covenants
In consideration of CIBC’s agreement to forbear as set forth above, the Borrower covenants and agrees that:
(a)	on or before February 13, 2009 it shall deliver to CIBC, in form and substance satisfactory to CIBC:
i.	a fully executed New York state law security agreement from the Borrower and each Material Subsidiary in favour of the Agent (the “Security Agreement”);

ii.	a perfection certificate from an officer of the Borrower and each Material Subsidiary; and

iii.	opinions of Borrower’s internal and New York external legal counsel, with respect to the Borrower and each Material Subsidiary the Security Agreement;
(b)	on Borrower’s receipt of its income tax refund for the year ended December 31, 2006 from the United States Department of Treasury in connection with the Borrower’s 2006 form 1120X filings (the “2006 Income Tax Refund”), it shall, within two Banking Days, permanently repay Cdn. $1,200,000 of the Revolving Loan, such repayment permanently reducing the Revolving Loan Commitment Amount to Cdn. $7,800,000;

(c)	it shall repay all of the Obligations to CIBC on or before June 30, 2009;

(d)	it shall maintain the listing of its publicly traded securities on the Toronto Stock Exchange and comply with its obligations as a reporting issuer under applicable securities law;

(e)	the Borrower and each Material Subsidiary shall pay when due all statutory claims which rank higher than the Security held by CIBC, which shall include, without limitation, all amounts owing or required to be paid, where a failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise, which, in a bankruptcy or state insolvency proceeding, ranks or is capable of ranking higher in priority to the Security or otherwise in priority to any claim by CIBC for the repayment of any amounts owing to it, including without limitation, all amounts owing to any federal, state, local or other government entity;

(f)	the Borrower shall pay to CIBC, on demand by CIBC, whether or not all or any of the transactions contemplated by this Agreement are consummated, all out-of-pocket costs and expenses including, without limitation, reasonable fees and disbursements of counsel to CIBC in connection with the preparation, negotiation, execution, delivery, administration, interpretation, review, monitoring or enforcement of this Agreement, the Credit Agreement, the Security and any other Documents and any agreements, documents, or reports delivered in connection with the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing, the Borrower and Material Subsidiaries acknowledge and agree that CIBC shall have the right, at any time after the date hereof, to retain, upon terms and conditions within its sole discretion, legal counsel and financial advisors of its sole choosing, in connection with the Credit Agreement, this Agreement, any other Document and all of the Borrower’s Obligations to CIBC, and the reasonable costs and expenses thereof shall be paid by the Borrower or reserved by CIBC as provided herein;

(g)	the Borrower shall not permit its shareholders’ equity (calculated in accordance with GAAP) to be less than U.S. $4,000,000;

(h)	the Borrower shall not, and shall not permit any Material Subsidiary to, make any payment of principal in respect of any of the Subordinated Debt;

(i)	it shall provide to CIBC, by no later than March 31, 2009, a detailed business plan in form and substance acceptable to CIBC, for the Borrower and each Material Subsidiary, describing the manner in which the Borrower will implement such plan to meet the Projections for the Borrower and each Material Subsidiary provided to CIBC in November, 2008 and the Cash Projections;

(j)	it shall promptly notify CIBC of the occurrence of any Termination Event or any event which with notice or lapse of time or both would constitute a Termination Event;

(k)	if the Borrower fails to deliver to CIBC a fully executed copy of the IOTV award from the U.S. Army by April 30, 2009, which date may be extended in the event of a formal request by the U.S. Army to further extend the proposal acceptance period, the Borrower shall not, and shall not permit any Material Subsidiary to, make any payment of principal, interest or any other amount in respect of any of the Subordinated Debt;

(l)	the Borrower shall pay to CIBC the forbearance fee when required to be paid to CIBC pursuant to Section 9 of this Agreement;

(m)	on or before February 13, 2009, the Borrower shall deliver to CIBC a fully executed deposit account control agreement in respect of the operating bank accounts of the Borrower and each Material Subsidiary, in form and substance satisfactory to CIBC; and

(n)	the Borrower shall provide to CIBC, a deposit account control agreement, in a form acceptable to CIBC, in respect of any additional bank accounts of the Borrower and each Material Subsidiary that may be opened or established from time to time.
8.	Representations and Warranties
The Borrower and each of the Material Subsidiaries represents and warrants to CIBC as follows:
(a)	The Borrower and each Material Subsidiary has the power and authority and all government licenses, authorizations, consents, registrations and approvals required to own its assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Credit Agreement and the Documents;

(b)	This Agreement has been duly authorized, executed and delivered by the Borrower and each Material Subsidiary and does not contravene any law, rule or regulation applicable to the Borrower or any Material Subsidiary or any of its charter documents, by-laws or other governing document or any indenture, agreement or undertaking to which the Borrower or any Material Subsidiary is a party;

(c)	The obligation of the Borrower and each Material Subsidiary under this Agreement, the Credit Agreement and the Documents constitute legal, valid and binding obligations of the Borrower and such Material Subsidiary enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors’ rights generally and by general principles of equity;

(d)	There is no matter, fact or event which is known to the Borrower or any Material Subsidiary which has not been disclosed to CIBC which is likely to have a Material Adverse Effect;

(e)	Any amount described in Section 7(f) above, owing by the Borrower or any Material Subsidiary has been paid in full or is current and in good standing;

(f)	The Projections and the Cash Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the delivery of each Compliance Certificate, reflect the Borrower’s good faith and reasonable estimates of its future financial performance, including future projections of Excess Cash Flow, and of the other information projected therein for the period set forth therein;

(g)	All of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct as of the date hereof, except to the extent such representation and warranty may be rendered untrue by the existence of the Existing Defaults; and

(h)	Except for the Existing Defaults listed in Schedule “A”, as of the date hereof no Default or Event of Default has occurred and is continuing.
9.	Forbearance Fee
CIBC acknowledges receiving a work fee in the amount of U.S. $150,000 on or about December 23, 2008, such fee being fully earned and not refundable. The Borrower shall pay to CIBC a forbearance fee of U.S. $50,000.00, which shall be fully earned on the execution and delivery of this Agreement and paid to CIBC on the earlier of: (i) within 2 Banking Days of the Borrower’s receipt of the 2006 Income Tax Refund; and (ii) March 31, 2009. The forbearance fee shall constitute Indebtedness of the Borrower under the Credit Agreement.
10.	Further Assurances
The Borrower and each Material Subsidiary hereby undertakes and agrees to execute and deliver all such other agreements, documents, papers, matters and assurances as CIBC may reasonably require or request in connection with the transactions contemplated by this Agreement for the purpose of giving effect to this Agreement.
11.	No Waiver; Reservation of Rights
(a)	Nothing in this Agreement waives or shall be deemed to waive any Default or Event of Default (including without limitation, the Existing Defaults) or any right, entitlement, privilege, benefit or remedy which CIBC may have now or at any time in the future as a result of or in connection with any such Default or Event of Default.

(b)	No waiver by CIBC of any default, breach or non-compliance under this Agreement or any Document will be effective unless in writing and signed by an authorized representative of CIBC. No waiver will be inferred from or implied by any failure to act or delay in acting by CIBC in respect of any default, breach of non-observance or by anything done or omitted to be done by the Borrower or any Material Subsidiary. No waiver by CIBC will operate as a waiver of any rights of CIBC rights under this Agreement or any Document in respect of any subsequent default, breach or non-observance (whether of the same or any other nature).

(c)	Without limiting the foregoing, CIBC reserves the right, in its sole and unfettered discretion, to exercise any or all of its rights or remedies under the Credit Agreement, the Security, the Uniform Commercial Code or other applicable law following any Termination Event. CIBC has not waived any such rights or remedies, and nothing in this Agreement or in any Document and no delay on the part of CIBC in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies.
12.	Borrower’s Waiver and Release
(a)	The Borrower and each Material Subsidiary acknowledges and agrees that the actions of CIBC in connection with the Credit Agreement and the Documents and the obligations of the Borrower and each Material Subsidiary thereunder and in entering into this Agreement have been fair and reasonable and that CIBC (i) has not acted in a managerial capacity with respect to the Borrower or any Material Subsidiary, and (ii) has no fiduciary duty to the Borrower or any Material Subsidiary in connection with this Agreement or the Credit Agreement. The Borrower and each Material Subsidiary confirms that it has had the benefit of independent legal counsel in connection with the preparation and negotiation of this Agreement. Furthermore, the Borrower and each Material Subsidiary acknowledges that, in executing and delivering this Agreement, the Borrower and each Material Subsidiary has acted and continues to act freely and without duress.

(b)	In consideration of the agreements of CIBC contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each of the Material Subsidiaries on behalf of itself and each of their respective successors and assigns, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge CIBC and each of its successors and assigns, participants, affiliates, subsidiaries, branches, divisions, predecessors, directors, officers, attorneys, employees, and other representatives and advisors (CIBC and all such other Persons being hereinafter referred to collectively as the “Releasees” and each individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defences, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both arising at law and in equity, which the Borrower or any one or more of the Material Subsidiaries or any of their successors, assigns or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with, any of this Agreement, the Credit Agreement, the Security or any of the other Documents or transactions or related thereto.

13.	Effect of this Agreement
Except as modified pursuant to this Agreement, no other changes or modifications to the terms of the Credit Agreement as amended and restated are intended or implied and in all other respects the terms of the Credit Agreement are confirmed. To the extent there is any inconsistency between the terms of the Credit Agreement and this Agreement, this Agreement shall control.
14.	No Novation
This Agreement will not discharge or constitute novation of any debt, obligation, covenant or agreement contained in the Credit Agreement or the Documents but same shall remain in full force and effect save to the extent same are amended by the provisions of this Agreement.
15.	Execution in Counterparts
This Agreement may be executed and delivered by facsimile or other electronic means and in any number of counterparts, each of which when executed and delivered will be deemed to be an original, but all of which taken together constitute one and the same instrument.
16.	No Set-Off, Etc.
The Borrower and each Material Subsidiaries reaffirms that each of the Credit Agreement and the Security remains in full force and effect and acknowledges and agrees that there is no defence, set-off, or counterclaim of any kind, nature or description to its obligations arising under any of the Credit Agreement or the Security as a result of the execution of this Agreement or otherwise.
17.	Governing Law
This Agreement will be binding upon and enure to the benefit of the parties and their respective successors and assigns, and will be governed by and construed in accordance with the laws in force in the Province of Alberta from time to time.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

PROTECTIVE PRODUCTS OF AMERICA, INC.

By: Name: Title:	/s/ Stephen Giordanella Stephen Giordanella Chief Executive Officer

By: Name: Title:	/s/ Jason Williams Jason Williams Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ J.S. McMurray
Authorized Officer J.S. McMurray General Manager

By:	/s/ Doug Brown
Authorized Office Doug Brown General Manager

          THIS AGREEMENT is acknowledged, agreed with and consented to by each Material Subsidiary of the Borrower, as guarantors, who each confirm that their respective guarantees of the obligations and liabilities of the Borrower under the Credit Agreement remains in full force and effect and is a valid and binding obligation of each of the undersigned.
     EFFECTIVE as of the date first written above.

CERAMIC PROTECTION CORPORATION OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

By: Name: Title:	/s/ Stephen Giordanella Stephen Giordanella Chief Executive Officer	By: Name: Title:	/s/ Stephen Giordanella Stephen Giordanella Chief Executive Officer

By:	/s/ Jason Williams	By:	/s/ Jason Williams
Name: Title:	Jason Williams Chief Financial Officer	Name: Title:	Jason Williams Chief Financial Officer

PROTECTIVE PRODUCTS INTERNATIONAL CORP.		PROTECTIVE PRODUCTS OF NORTH CAROLINA, LLC

By:	/s/ Stephen Giordanella	By:	/s/ Stephen Giordanella
Name: Title:	Stephen Giordanella Chief Executive Officer	Name: Title:	Stephen Giordanella Chief Executive Officer

By:	/s/ Jason Williams	By:	/s/ Jason Williams
Name: Title:	Jason Williams Chief Financial Officer	Name: Title:	Jason Williams Chief Financial Officer

SCHEDULE “A”
EXISTING DEFAULTS
For purposes of this Schedule “A”, each section reference in this Schedule “A” is a reference to the section in the Amended and Restated Credit Agreement dated as of the date hereof. The Borrower and each Material Subsidiary hereby acknowledges, confirms, and agrees that the following Defaults or Events of Default have occurred and are continuing:
     (i) Event of Default occurring under Section 11.1(a) of the Credit Agreement due to the failure to pay the outstanding balance of the Revolving Loan on the Revolving Loan Termination Date (as defined prior to giving effect to the amendment and restatement of the Credit Agreement as of the date hereof) as required by Article 2 of the Credit Agreement;
     (ii) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to pay the outstanding balance of the Revolving Loan on the Revolving Loan Termination Date (as defined prior to giving effect to the amendment and restatement of the Credit Agreement as of the date hereof) as required by Section 10.1(a) of the Credit Agreement;
     (iii) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to notify the Agent of any of the “Existing Defaults” set forth on this Schedule “A”, in each case, as required by Section 10.1(c) of the Credit Agreement;
     (iv) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to observe, and cause each Material Subsidiary to observe, the terms of and obligations under each of the Documents to the extent that the failure of observe any such provision is described in items (i) through (iii) and (v) through (xix) on this Schedule “A”, in each case, as required by Section 10.1(h) of the Credit Agreement;
     (v) Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to deliver a compliance certificate with respect to the fiscal quarter ended September 30, 2008 as required by Section 10.1(i) of the Credit Agreement (as in effect prior to giving effect to the amendment and restatement of the Credit Agreement as of the date hereof);
     (vi) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to furnish any Borrowing Base Certificates required to be delivered pursuant to such section prior to the date hereof as required by Section 10.1(l) of the Credit Agreement;
     (vii) Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to cause Protective Products of North Carolina, LLC to deliver the documents required to be delivered thereunder within

10 days of Protective Products of North Carolina, LLC becoming a Material Subsidiary as required by Section 10.1(w) of the Credit Agreement;
     (viii) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 10.2(a) of the Credit Agreement on the last day of the fiscal quarters ended on the following dates: September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008;
     (ix) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 10.2(b) of the Credit Agreement on the last day of the fiscal quarters ended on the following dates: June 30, 2008, September 30, 2008 and December 31, 2008;
     (x) Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 10.2(c) of the Credit Agreement on the last day of the fiscal quarters ended on the following dates: September 30, 2007 and December 31, 2007;
     (xi) Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising because the Borrower changed the location of its chief executive office to 1649 NW 136th Ave, Sunrise, Florida 33323 without giving the Agent 30 days’ prior written notice thereof as required by Section 10.3(j) of the Credit Agreement;
     (xii) Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to obtain prior written consent of all of the Lenders prior to selling four furnaces for approximately U.S.$280,000 in December 2008;
     (xiii) Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising because Ceramic Protection Corporation amended its constating documents and by-laws when Ceramic Protection Corporation domesticated under the laws of the State of Delaware as Protective Products of America, Inc. in violation of Section 10.3(f) of the Credit Agreement;
     (xiv) Event of Default occurring under Section 11.1(l) of the Credit Agreement because Protective Products of North Carolina, LLC ceased to carry on its business prior to the date hereof;
     (xv) Event of Default occurring under Section 11.1(r) of the Credit Agreement due to the failure of the Borrower to comply with the terms thereof by August 8, 2008; and
     (xvi) Event of Default occurring under Section 11.1(s) of the Credit Agreement due to the failure of the Borrower to comply with the terms thereof by August 8, 2008.

SCHEDULE “B”
CASH PROJECTIONS
PROTECTIVE PRODUCTS OF AMERICA, INC
FINANCIAL MODEL — CASH PROJECTIONS THROUGH FIRST QUARTER 2009

	Est	Est	Est	Est
CASH PROJECTIONS (in thousands of US dollars)	31-Dec-08	31-Jan-09	28-Feb-09	31-Mar-09

Cash, beginning balance	2,520	1,548	694	(16)

Inflows
CPCOA a/r collections	100	100	100	100
Protective Products a/r collections	6,000	4,000	4,000	4,000
Delaware asset sale	—	3,500	—	—
Income tax recovery	—	—	—	3,000

Total Inflows	6,100	7,600	4,100	7,100

Outflows:
CPCOA a/p payments	(262)	(54)	—	—
Protective Products a/p payments	(3,500)	(3,500)	(3,500)	(3,500)
Payroll	(1,110)	(1,300)	(1,110)	(1,110)
CIBC line of credit	(2,000)	(3,400)	—	—
CIBC interest	(99)	(99)	(99)	(99)
Sub debt interest	(101)	(101)	(101)	(101)

Total Inflows	(7,072)	(8,454)	(4,810)	(4,810)

Cash, Ending balance	1,548	694	(16)	2,274

Net inflow (outflow)	(972)	(854)	(710)	2,290

ACCOUNTS RECEIVABLE
CPCOA accounts receivable, beginning balance	400	300	200	100
Billings	—	—	—	—
Collections	(100)	(100)	(100)	(100)
Write offs	—	—	—	—

CPCOA accounts receivable, ending balance	300	200	100	—

PPIC accounts receivable, beginning balance	8,241	6,241	6,241	6,241
Billings	4,000	4,000	4,000	4,000
Collections	(6,000)	(4,000)	(4,000)	(4,000)
Write offs	—	—	—	—

PPIC accounts receivable, ending balance	6,241	6,241	6,241	6,241

Combined	6,541	6,441	6,341	6,241

ACCOUNTS PAYABLE
CPCOA accounts payable, beginning balance	316	54	—	—
Purchases	—	—	—	—
Payments	(262)	(54)	—	—
Credits	—	—	—	—

CPCOA accounts payable, ending balance	54	—	—	—

PPIC accounts payable, beginning balance	5,368	5,368	5,368	5,368
Purchases	3,500	3,500	3,500	3,500
Payments	(3,500)	(3,500)	(3,500)	(3,500)
Credits	—	—	—	—

PPIC accounts payable, ending balance	5,368	5,368	5,368	5,368

Combined	5,422	5,368	5,368	5,368

BORROWING BASE
Accounts receivable	6,541	6,441	6,341	6,241
Aged ineligible (average)	(327)	(322)	(317)	(312)

Eligible inventory	6,214	6,119	6,024	5,929
Borrowing rate	75.00%	75.00%	75.00%	75.00%

Borrowing availability	4,660	4,589	4,518	4,447

Inventory	8,412	7,631	7,776	7,920
Borrowing rate	50.00%	50.00%	50.00%	50.00%

Borrowing availability	4,206	3,816	3,888	3,960

Total Borrowing Base	8,866	8,405	8,406	8,407
Outstanding Line of Credit	8,347	4,947	4,947	4,947

Surplus (Overage)	519	3,458	3,459	3,460

PROTECTIVE PRODUCTS OF AMERICA, INC
FINANCIAL MODEL — CONSOLIDATED STATEMENTS OF OPERATIONS

	Prelim	Prelim	Est	Q4E	Est	Est
INCOME STATEMENT (in thousands of US dollars)	31-Oct-08	30-Nov-08	31-Dec-08	31-Dec-08	31-Jan-09	28-Feb-09

Sales	10,883	6,423	4,000	21,306	4,000	4,000
Cost of sales	7,025	4,804	3,355	15,184	3,500	3,355

Gross margin from continuing operations	3,858	1,619	645	6,122	500	645
General & administrative	1,606	1,853	2,136	5,595	1,500	1,500
Research & development	168	84	130	382	130	130

Total operating expenses from continuing operations	1,774	1,937	2,266	5,977	1,630	1,630

Operating income (loss) from continuing operations	2,084	(318)	(1,621)	145	(1,130)	(985)
Interest expense, net	181	200	200	581	200	200
(Gain) loss on foreign exchange	(383)	(117)	—	(500)	—	—
Other (income) expense	(7)	(3)	(5)	(15)	(5)	(5)

Total other (income) expense from continuing operations	(209)	80	195	66	195	195

Income (loss) from continuing operations before income taxes	2,293	(398)	(1,816)	79	(1,325)	(1,180)
Provision for (recovery of) income taxes	825	(143)	(654)	28	(477)	(425)

Net income (loss) from continuing operations	1,468	(255)	(1,162)	51	(848)	(755)
Net income (loss) from discontinued operations	(31)	(404)	—	(435)	—	—

Net income (loss)	1,437	(659)	(1,162)	(385)	(848)	(755)

Retained earnings (deficit) - beginning of period	(28,440)	(27,003)	(27,662)	(28,440)	(28,825)	(28,825)
Change in accounting policy	—	—	—	—	—	—

Retained earnings (deficit) — end of period	(27,003)	(27,662)	(28,825)	(28,825)	(29,673)	(29,580)

Basic EPS (loss) from continuing operations	0.11	(0.02)	(0.08)	0.00	(0.06)	(0.05)
Basic EPS (loss) from discontinued opeartions	(0.00)	(0.03)	—	(0.03)	—	—

Basic EPS (loss)	0.10	(0.05)	(0.08)	(0.03)	(0.06)	(0.05)

Fully diluted EPS (loss) from continuing operations	0.11	(0.02)	(0.08)	0.00	(0.06)	(0.05)
Fully diluted EPS (loss) from discontinued operations	(0.00)	(0.03)	—	(0.03)	—	—

Fully diluted EPS (loss)	0.10	(0.05)	(0.08)	(0.03)	(0.06)	(0.05)

Shares outstanding
Basic	13,762,557	13,762,557	13,762,557	13,762,557	13,762,557	13,762,557
Fully diluted	13,762,557	13,762,557	13,762,557	13,762,557	13,762,557	13,762,557

FINANCIAL METRICS

Gross margin percenatge from continuing operations	35.45%	25.20%	16.12%	28.73%	12.49%	16.12%

Income (loss) from continuing operations before income taxes	2,293	(398)	(1,816)	79	(1,325)	(1,180)
Interest expense, net	181	200	200	581	200	200
Depreciation	62	63	63	188	63	63
Amortization	63	63	63	189	63	63

EBITDA from continuing operations	2,599	(72)	(1,490)	1,037	(999)	(854)

EBITDA margin from continuing operations	23.88%	-1.12%	-37.25%	4.87%	-24.98%	-21.35%

EBITDA from continuing operations	2,599	(72)	(1,490)	1,037	(999)	(854)
Stock-based compensation costs	140	140	140	420	133	133
(Gain) loss on sale of assets	—	—	—	—	—	—
Severance	—	—	—	—	—	—
United States domestication	26	71	175	272	175	175

Adjusted EBITDA from continuing operations	2,765	139	(1,175)	1,729	(691)	(546)

Adjusted EBITDA margin percentage from continuing operations	25.41%	2.16%	-29.38%	8.12%	-17.28%	-13.65%

Net Cash Income (as defined in the forbearance agreement)

EBITDA from above			(1,490)		(999)	(854)
Non-cash charges			636
Income taxes paid in cash			—		—	—
Interest paid in cash			(200)		(200)	(200)

Net cash income			(1,054)		(1,199)	(1,054)

COGS	Alloc %	Alloc Amt	Total

Materials	50.00%	4,000	2,000
Labor and benefits	100.00%	580	580
Subcontractors	100.00%	500	500
Rent/CAM	100.00%	107	107
Utilities	100.00%	28	28
Freight	100.00%	50	50
Other	100.00%	40	40
Depreciation	80.00%	63	50

			3,355

SG&A	Alloc %	Alloc Amt	Total

Salaries and benefits	100.00%	250	250
Commissions and selling	100.00%	350	350
Rent/CAM	100.00%	29	29
Depreciation	20.00%	63	13
Amortization	100.00%	63	63
Professional fees	100.00%	250	250
Travel and ent	100.00%	160	160
Corporate overhead	100.00%	125	125
Other	100.00%	260	260

			1,500

Research and Development			130

Interest	Rate	Principal	Interest

Operating line of credit	9.75%	10,600	86
Sub debentures	12.00%	5,100	51
Convert sub debentures	10.00%	6,000	50

			187

PROTECTIVE PRODUCTS OF AMERICA, INC
FINANCIAL MODEL — CONSOLIDATED STATEMENTS OF OPERATIONS AS OF NOVEMBER 2008

INCOME STATEMENT (in thousands of US dollars)	PPA	HOLDING	CPCOA	PPI	COMB	ELIM	CONSO

Sales	—	—	—	6,423	6,423	—	6,423
Cost of sales	28	—	—	4,776	4,804	—	4,804

Gross margin from continuing operations	(28)	—	—	1,647	1,619	—	1,619
General & administrative	229	—	—	1,624	1,853	—	1,853
Research & development	—	—	—	84	84	—	84

Total operating expenses from continuing operations	229	—	—	1,708	1,937	—	1,937

Operating income (loss) from continuing operations	(257)	—	—	(61)	(318)	—	(318)
Interest expense, net	200	—	—	—	200	—	200
(Gain) loss on foreign exchange	(117)	—	—	—	(117)	—	(117)
Other (income) expense	—	—	—	(3)	(3)	—	(3)

Total other (income) expense from continuing operations	83	—	—	(3)	80	—	80

Income (loss) from continuing operations before income taxes	(340)	—	—	(58)	(398)	—	(398)
Provision for (recovery of) income taxes	(122)	—	—	(21)	(143)	—	(143)

Net income (loss) from continuing operations	(218)	—	—	(37)	(255)	—	(255)
Net income (loss) from discontinued operations	—	—	(404)	—	(404)	—	(404)

Net income (loss)	(218)	—	(404)	(37)	(659)	—	(659)

Retained earnings (deficit) — beginning of period	—	—	—	—	—	—	—
Change in accounting policy	—	—	—	—	—	—	—

Retained earnings (deficit) — end of period	(218)	—	(404)	(37)	(659)	—	(659)

Depreciation	—	—	—	63	63	—	63
Amortization	—	—	—	63	63	—	63
Share based compensation	140	—	—	—	140	—	140

Allocation:
Cost of sales	28	—	—	50	78	—	78
General & administrative	112	—	—	76	188	—	188

PROTECTIVE PRODUCTS OF AMERICA, INC
FINANCIAL MODEL — CONSOLIDATED STATEMENTS OF OPERATIONS AS OF OCTOBER 2008

INCOME STATEMENT (in thousands of US dollars)	PPA	HOLDING	CPCOA	PPI	COMB	ELIM	CONSO

Sales	—	—	—	10,883	10,883	—	10,883
Cost of sales	28	—	—	6,997	7,025	—	7,025

Gross margin from continuing operations	(28)	—	—	3,886	3,858	—	3,858
General & administrative	154	—	—	1,452	1,606	—	1,606
Research & development	—	—	—	168	168	—	168

Total operating expenses from continuing operations	154	—	—	1,620	1,774	—	1,774

Operating income (loss) from continuing operations	(182)	—	—	2,266	2,084	—	2,084
Interest expense, net	181	—	—	—	181	—	181
(Gain) loss on foreign exchange	(383)	—	—	—	(383)	—	(383)
Other (income) expense	—	—	—	(7)	(7)	—	(7)

Total other (income) expense from continuing operations	(202)	—	—	(7)	(209)	—	(209)

Income (loss) from continuing operations before income taxes	20	—	—	2,273	2,293	—	2,293
Provision for (recovery of) income taxes	7	—	—	818	825	—	825

Net income (loss) from continuing operations	13	—	—	1,455	1,468	—	1,468
Net income (loss) from discontinued operations	—	—	(31)	—	(31)	—	(31)

Net income (loss)	13	—	(31)	1,455	1,437	—	1,437

Retained earnings (deficit) — beginning of period	—	—	—	—	—	—	—
Change in accounting policy	—	—	—	—	—	—	—

Retained earnings (deficit) — end of period	13	—	(31)	1,455	1,437	—	1,437

Depreciation	—	—	—	62	62	—	62
Amortization	—	—	—	63	63	—	63
Share based compensation	140	—	—	—	140	—	140

Allocation:
Cost of sales	28	—	—	50	78	—	78
General & administrative	112	—	—	75	187	—	187

SCHEDULE “C”
AMENDED AND RESTATED CREDIT AGREEMENT